EXHIBIT 13

EXECUTIVE OFFICERS’ CERTIFICATION PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT

The certification set forth below is being submitted in connection with the Annual Report on Form 20-F for the year ended December 31, 2005 (the "Report") for the purpose of complying with Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934 (the "Exchange Act") and Section 1350 of Chapter 63 of Title 18 of the United States Code.

Richard Li Tzar Kai, Chairman, Jack So Chak Kwong, Deputy Chairman and Group Managing Director, and Alexander Anthony Arena, Group Chief Financial Officer, of PCCW Limited, each certifies that, to the best of his knowledge:

1. the Report fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act; and

2. the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of PCCW Limited.

Date: May 11, 2006

By:	/s/ Richard Li Tzar Kai
	Name:	Richard Li Tzar Kai
	Title:	Chairman

By:	/s/ Jack So Chak Kwong
	Name:	Jack So Chak Kwong
	Title:	Deputy Chairman and Group Managing Director

By:	/s/ Alexander Anthony Arena
	Name:	Alexander Anthony Arena
	Title:	Group Chief Financial Officer